Exhibit 10.24(a)
AGREEMENT AND GENERAL RELEASE
     This Agreement and General Release (hereinafter, the “Agreement”) offered to Russell Chew (the “Executive”) by JetBlue Airways Corporation (the “Company”) is dated as of November 10, 2009.
     WHEREAS, the Executive desires to resign his position with the Company as President and Chief Operating Officer on June 1, 2009 (the “Resignation Date”), whereon Executive’s Employment Agreement, dated February 11, 2008 (the “Employment Agreement”), shall terminate on the Resignation Date;
     WHEREAS, the Company desires to retain the Executive as a Senior Advisor through May 31, 2010 (the “Separation Date”); and
     WHEREAS, this agreement, when executed by the Executive and the Company, shall be effective as of the Resignation Date; and
     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound thereby, the Company and the Executive covenant and agree as follows:
     1. Resignation. The Executive agrees to resign his position of President and Chief Operating Officer of the Company by executing the resignation letter attached as Appendix A to this Agreement as of the Resignation Date. On the Resignation Date, the Employment Agreement, and all obligations of the parties under the Employment Agreement, including, but not limited to any severance obligations of the Company in Paragraph 4(b) of the Employment Agreement, shall terminate.
     2. Payment and Benefits. In consideration for the Executive’s obligations herein, the Company shall provide the following payments and benefits:
          a. Payment. The Executive shall continue to receive his Base Salary at the annual rate of FOUR HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($400,000.00), as set forth in his Employment Agreement, less all applicable withholdings and deductions, from the Resignation Date through the Separation Date (the “Advisory Period”). During the Advisory Period, Executive shall continue to be actively employed by the Company with duties to be mutually agreed upon by the parties. At the end of the Advisory Period, the Executive’s employment shall terminate and he shall receive a lump sum payment of TWENTY THOUSAND ONE HUNDRED AND SIX DOLLARS AND FORTY-ONE CENTS ($20,106.41), in consideration for and subject to the Executive executing the Updated General Release attached as Appendix B to this Agreement (the “Lump Sum Payment”). The Lump Sum Payment shall be made within 15 business days of the Executive’s execution and non-revocation of the Updated General Release attached as Appendix B. Notwithstanding the foregoing, should the Executive obtain full-time employment, with substantially equivalent benefits, during the Advisory Period, the Company shall convert any remaining salary payments due to him through the Separation Date into a lump sum payment (less all applicable withholdings and deductions), to be made within 15 business days of the Executive’s execution and non-revocation of the Updated General Release attached as Appendix B. The Executive shall notify James G. Hnat, Executive Vice President and General Counsel, within 5 days after he obtains full-time employment. Upon his acceptance of such employment, the Executive’s employment with the Company shall end and any and all benefits discussed in this Paragraph 2 that are continuing during the Advisory Period, including the Housing Allowance set forth in Paragraph 2(c) and the Benefits set forth in Paragraph 2(e) herein, shall terminate; provided, however, the Flight Benefits set forth in 2(f) shall continue and the Executive shall receive the Bonus, payable as set forth in Section 2(b) below.
          b. Bonus. The Company shall pay Executive a bonus payment in respect of his service for the 2009 calendar year in the amount of TWO HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($200,000.00) (the “Bonus”). The bonus shall be paid at the same time that annual bonuses are otherwise paid to employees generally, but in no event later than March 15, 2010. The Executive specifically acknowledges and agrees that his employment during the Advisory Period will not otherwise be bonus eligible.
          c. Housing Allowance. JetBlue shall continue to pay the Executive the Housing Allowance as set forth in Paragraph 3(b) of the Employment Agreement through April 30, 2010, which shall include the Gross-Up Payment indicated therein.
          d. 401(k). The Company shall continue to make 401(k) matching contributions on behalf of the Executive during the Advisory Period, subject to the terms of the applicable plan.
          e. Benefits. The Company agrees to continue the Executive’s existing medical and dental benefits through the Advisory Period, subject to the terms and conditions of the plans.
          f. Flight Benefits. The Company agrees to provide the Executive and his eligible dependents positive space flight benefits through May 31, 2013, subject to the terms of JetBlue’s pass travel programs and any future changes to those programs including, but not limited to any changes as may be required by Section 409A of the Internal Revenue Code.
     3. No Other Payments or Benefits. Except for the payments and benefits provided for in Paragraph 2 of this Agreement, and those accrued but unused benefits and obligations to which the Executive is entitled, the Executive hereby acknowledges and agrees that the Executive is not entitled to any other compensation or benefits of any kind from the Company, including, but not limited to, any claims for salary, bonuses, severance, or any other payments or benefits whatsoever under any Company plan or program. The Executive’s equity grants shall be governed by the terms of the applicable plans as may be amended from time to time.
     4. Release. In consideration of the obligations of the Company herein, specifically some of the payment and benefits described in Paragraph 2 of this Agreement, of which the Executive acknowledges that the Executive is not otherwise entitled, the Executive hereby fully and forever unconditionally releases and discharges the Company and all of its past or present officers, directors, employees, insurers, agents, subsidiaries, successors and assigns (hereinafter referred to collectively as the “Releasees”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which the Executive, the Executive’s heirs, executors, administrators and assigns has, or may hereafter have against the Releasees arising out of or by reason of any cause, matter or thing whatsoever occurring on or before the Effective Date of this Agreement, including, but without limitation to, any or all matters relating to the Executive’s employment by the Company and the separation thereof, the Executive’s benefits, and all matters arising under any international, federal, state, or local statute, rule or regulation or principle of contract law or common law, in law or in equity, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, all as amended, and any other federal, state or local laws regarding employment discrimination, excepting only claims for worker’s compensation, unemployment compensation and rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Executive does not waive or release any rights arising after the Effective Date of this Agreement.
     5. Restrictive Covenants
          a. Non-Compete. The parties agree that during the Advisory Period, if the Executive engages in Competitive Activity, which shall be defined as directly or indirectly owning, managing, operating, joining, controlling or participating in the ownership, management, operation or control of, or be employed by, any air carrier with its base of operations in North, Central or South America (the “Competitive Airlines”), the Advisory Period shall terminate, the Company’s obligation to make and/or continue future payments and benefits under this Agreement shall terminate, and the Executive shall be required to repay to the Company any payments and benefits previously paid to him under this Agreement within 3 business days of him engaging in the Competitive Activity. The Executive must notify James G. Hnat, Executive Vice President and General Counsel, within 5 business days of engaging in Competitive Activity. Subject to the terms herein, during the Advisory Period, the Executive shall not be precluded from working for any airline consulting firms (provided that the Executive may not be placed at a Competitive Airline or directly or indirectly perform full time duties for a Competitive Airline), freight carriers, airline investment banking firms, regional airlines, manufacturers, air taxi services, fractional jet operators, foreign airlines, and other similar companies.

          b. Non-Solicit. The Executive agrees that during the Advisory Period, the Executive shall not directly or indirectly (i) interfere with or attempt to interfere with any person who is, or was during the then most recent 12-month period, an employee, officer, representative or agent of the Company or its affiliates, or solicit, induce or attempt to solicit, induce any of them to leave the employ of the Company or its affiliates or violate the terms of their contracts, or any employment arrangements, with the Company or its affiliates; (ii) induce or attempt to induce any employee of the Company or its affiliates to leave the employ of the Company or its affiliates, or interfere in any way with the relationship between the Company or its affiliates and any employee of the Company or its affiliates; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its affiliates to cease doing business with the Company or its affiliates, or in any way interfere with the relationship between the Company or its affiliates and any of their respective customers, suppliers, licensees or other business relations. As used herein, the term “indirectly” shall include, without limitation, the Executive’s permitting the use of the Executive’s name by any competitor of the Company to induce or interfere with any employee or business relationship of the Company.
     6. Company Property. The Executive shall retain use of all Company property in the Executive’s possession during the Advisory Period. At the end of the Advisory Period, the Executive shall return all Company property. After giving effect to the return of the property discussed above, the Executive represents and warrants that the Executive has no Company records or copies of records or correspondence or copies of correspondence, other than non-confidential documents relating to the Executive’s own employment by the Company.
     7. Non-Disparagement. The Executive agrees that the Executive will not publish or communicate to any person or entity Disparaging (as defined herein) remarks, comments or statements concerning the Releasees. The Company and its officers shall not publish or communicate to any person or entity any Disparaging remarks comments or statements concerning the Executive. “Disparaging” remarks, comments, or statements are those that impugn the character, honesty, integrity, morality, or business acumen or abilities in connection with any aspect of the operation of the Company’s business or the Executive.
     8. Protection of Confidential Information. The Executive hereby acknowledges that Executive remains subject to and agrees to abide by any and all existing duties and obligations respecting confidential and/or proprietary information of the Company.
     9. Non-Assignment of Rights. Executive warrants that the Executive has not assigned or transferred any right or claim described in the general release given in Paragraph 4 above.
     10. Voluntary and Knowing. The Executive represents and warrants that the Executive fully understands the terms of this Agreement and that the Executive knowingly and voluntarily, of the Executive’s own free will without any duress, being fully informed, after due deliberation and after consultation with the Executive’s own counsel, accepts its terms and signs the same as the Executive’s own free act.
     11. Revocation Period and Effective Date. Executive acknowledges that the Company has provided the Executive the opportunity to review and consider this Agreement for at least twenty-one (21) days from the date the Company provided the Executive this Agreement. Executive represents that he was advised by the Company to review this Agreement with an attorney before signing. If Executive executes this Agreement prior to the expiration of twenty-one (21) days from the date the Company provided the Executive with this Agreement, the Executive voluntarily and knowingly waives any right the Executive may have, prior to signing this Agreement, to additional time within which to consider the Agreement. The Executive may revoke this Agreement within seven (7) days after he executes this Agreement by providing written notification of the intended revocation to James G. Hnat, Executive Vice President and General Counsel, at the Company. This Agreement becomes effective on the eighth day after it is executed by both parties, provided that it is not revoked by the Executive prior to that date (the “Effective Date”).
     12. No Exit Incentive. The payments provided under this Agreement are not offered in connection with any specific exit incentive or other employment termination program.
     13. Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, and performance or otherwise by the laws of the State of New York.
     14. Entire Agreement. This Agreement constitutes the sole and entire agreement between the Company and the Executive and supersedes any and all understandings and agreements (including, without limitation, the Employment Agreement) made prior hereto, if any.
     15. Modification. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.
     16. Counterparts. This Agreement may be executed in counterparts, both of which together shall constitute the original agreement. This Agreement may also be executed by facsimile signature.

     17. No Admission of Liability. It is understood and agreed that the execution of this Agreement by the Company is not to be construed as an admission of any liability on its part to Executive other than to comply with the terms of this Agreement.

ACCEPTED AND AGREED: Date: , 2009 RUSSELL CHEW	JETBLUE AIRWAYS CORPORATION

By:
Title:

APPENDIX A
Dave Barger
Chief Executive Officer
JetBlue Airways Corporation
118-29 Queens Blvd.
Forest Hills, NY 11375
Dear Dave,
Effective June 1, 2009, I hereby resign my position as President and Chief Operating Officer of JetBlue Airways Corporation.
Sincerely,
Russell Chew
                    , 2009

APPENDIX B
UPDATED RELEASE
     This Updated General Release (hereinafter the “Release “) is dated this            day of                     , 2010).
     WHEREAS, the Executive and the Company entered into an Agreement and General Release in November, 2009 (the “2009 Agreement”) whereby Executive resigned his employment with the Company as President and Chief Operating Officer and became employed as a Senior Advisor through May 31, 2010; and
     WHEREAS, the Executive now desires to resign from his position as a Senior Advisor and to terminate his employment with the Company.
     1. Release. Therefore, in consideration of the obligations of the Company set forth in the 2009 Agreement, to which the Executive acknowledges that the Executive is not otherwise entitled, the Executive hereby fully and forever unconditionally releases and discharges the Company and all of its past or present officers, directors, employees, insurers, agents, subsidiaries, successors and assigns (hereinafter referred to collectively as the “Releasees”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which the Executive, the Executive’s heirs, executors, administrators and assigns has, or may hereafter have against the Releasees arising out of or by reason of any cause, matter or thing whatsoever occurring on or before the Effective Date of this Release, including, but without limitation to, any or all matters relating to the Executive’s employment by the Company and the termination thereof, the Executive’s benefits, and all matters arising under any international, federal, state, or local statute, rule or regulation or principle of contract law or common law, in law or in equity, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, all as amended, and any other federal, state or local laws regarding employment discrimination, excepting only claims for worker’s compensation, unemployment compensation and rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the obligations set forth in the 2009 Agreement. The Executive does not waive or release any rights arising after the Effective Date of this Release.
     2. Revocation Period and Effective Date. Executive acknowledges that the Company has provided the Executive the opportunity to review and consider this Updated General Release Agreement for at least twenty-one (21) days from the date the Company provided the Executive this Release. Executive represents that he was advised by the Company to review this Release with an attorney before signing. If Executive executes this Release prior to the expiration of twenty-one (21) days from the date the Company provided the Executive with this Release, the Executive voluntarily and knowingly waives any right the Executive may have, prior to signing this Release, to additional time within which to consider the Release. The Executive may revoke this Release within seven (7) days after he executes this Release by providing written notification of the intended revocation to James G. Hnat, Executive Vice President and General Counsel, at the Company. This Release becomes effective on the eighth day after it is executed by both parties, provided that it is not revoked by the Executive prior to that date (the “Effective Date”).

ACCEPTED AND AGREED: Date: , 2010 RUSSELL CHEW	JETBLUE AIRWAYS CORPORATION

By:
Title: